UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 13, 2009
MEDIACOM COMMUNICATIONS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State of incorporation)	0-29227 (Commission File No.)	06-1566067 (IRS Employer Identification No.)
100 Crystal Run Road
Middletown, New York 10941
(Address of principal executive offices)

Registrant’s telephone number: (845) 695-2600
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-99.1: PRESS RELEASE

Forward Looking Statements
     In this report, we state our beliefs of future events and of our future financial performance. In some cases, you can identify those so-called “forward-looking statements” by words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of those words and other comparable words. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those we anticipate, many of which are beyond our control. Factors that could cause actual results to differ from those contained in the forward-looking statements include, but are not limited to: competition for video, high-speed data and phone customers; our ability to achieve anticipated customer and revenue growth and to successfully introduce new products and services; economic downturns and other factors which may negatively affect our customers’ demand for our services; increasing programming costs and delivery expenses related to our products and services; changes in laws and regulations; changes in technology; changes in assumptions underlying our critical accounting policies; fluctuations in short term interest rates which may cause our interest expense to vary from quarter to quarter; our ability to generate sufficient cash flow to meet our debt service obligations; instability in the credit markets which may affect our ability to access capital; and the other risks and uncertainties discussed in this report and in our Annual Report on Form 10-K for the year ended December 31, 2007 and other reports or documents that we file from time to time with the SEC. Statements included in this report are based upon information known to us as of the date that this report is filed with the SEC, and we assume no obligation to update or alter our forward-looking statements made in this report or our other documents filed with the SEC, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.
Item 2.01 Completion of Acquisition or Disposition of Assets
     On September 7, 2008, Mediacom Communications Corporation (the “Company”) entered into a Share Exchange Agreement (the “Exchange Agreement”) with Shivers Investments, LLC (“Shivers”) and Shivers Trading & Operating Company (“STOC”). On February 13, 2009, the Company completed the Exchange Agreement pursuant to which Shivers exchanged all 28,309,674 shares of the Company’s Class A common stock owned by Shivers for all of the outstanding shares of stock of a wholly owned subsidiary of the Company which, at the time of closing of the transaction, held (i) cable television systems located in Western North Carolina serving approximately 24,800 basic subscribers, and (ii) approximately $110 million in cash. Both STOC and Shivers are affiliates of Morris Communications Company, LLC (“Morris Communications”), and STOC, Shivers and Morris Communications are controlled by William S. Morris III, a member of the Company’s Board of Directors (the “Board”).
     The $110 million cash portion of the Exchange Agreement was funded with borrowings made under the revolving commitments of the Company’s bank credit facilities. The terms of the bank credit facilities are set forth under the section “Management’s Discussion and Analysis of Financial Condition and Results of

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Operations — Liquidity and Capital Resources” in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2007. The effective rate of this borrowing was 1.79% as of February 12, 2009, and was based on the Company’s Eurodollar rate plus a spread of 1.44%. The revolving commitments under the bank credit facilities mature in September 2011.
     As a result of the Exchange Agreement, the Company would have reported a pro forma pre-tax gain of $2.0 million, based on consolidated financial statements as of September 30, 2008. Actual pre-tax gain will be reported in the first quarter of 2009, which may vary from this pro forma pre-tax gain.
     As of December 31, 2008, after giving effect to the completion of the Exchange Agreement, the Company’s total outstanding shares were approximately 66.5 million, representing 39.5 million shares of its Class A common stock and 27.0 million shares of its Class B common stock.
     The Company’s unaudited pro forma condensed consolidated financial statements, which give effect to the completion of the Exchange Agreement, are set forth on pages F-1 to F-5 of this report.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     Pursuant to the terms of the Exchange Agreement, William S. Morris III and Craig S. Mitchell resigned from the Board on February 13, 2009. Messrs. Morris and Mitchell also resigned as members of the Compensation and Audit Committees, respectively.
Item 8.01 Other Events
     On February 13, 2009, the Company issued a press release announcing the consummation of the previously announced Share Exchange Agreement. A copy of the press release is being furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

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Item 9.01 Financial Statements and Exhibits
(b) Pro forma financial information
     The unaudited pro forma condensed consolidated balance sheet as of September 30, 2008, and the unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2008 and the year ended December 31, 2007, that give effect to the Exchange Agreement described therein begin on page F-1 of this report.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by the Registrant on February 13, 2009

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MEDIACOM COMMUNICATIONS CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS
     The following unaudited pro forma condensed consolidated financial statements illustrate the effects of the Exchange Agreement. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2008, gives effect to the completion of the Exchange Agreement (the “Transaction”) as if it occurred as of that date. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2007 and the nine months ended September 30, 2008, give effect to the Transaction as if it occurred on January 1, 2007.
     The unaudited pro forma condensed consolidated financial statements have been derived from, and should be read in conjunction with its historical consolidated financial statements, including the notes thereto, in the Company’s Annual Report filed on Form 10-K for the year ended December 31, 2007 and other filings on Form 10-Q filed during 2008. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the financial position or results of operations that would have been achieved had the Transaction occurred on the dates indicated, or that may be expected to occur in the future as a result of the Transaction.

MEDIACOM COMMUNICATIONS CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
BALANCE SHEET
(In thousands)

	September 30, 2008
	Historical			Pro Forma
	Consolidated	Transaction		Consolidated
ASSETS
Cash	$33,324	$(366	)(a)	$32,958
Subscriber accounts receivable, net	82,121	—		82,121
Prepaid expenses and other assets	21,360			21,360
Deferred tax assets	2,495			2,495

Total current assets	$139,300	$(366)		$138,934

Property, plant and equipment, net	1,457,962	—		1,457,962
Intangible assets, net	2,023,128	—		2,023,128
Other assets, net	38,523	—		38,523
Assets held for sale	28,661	(28,661	)(b)	—

Total assets	$3,687,574	$(29,027)		$3,658,547

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Accounts payable and accrued expenses	$278,827	$(366	)(a)	$278,461
Deferred revenue	53,927	—		53,927
Current portion of long-term debt	117,875			117,875

Total current liabilities	$450,629	$(366)		$450,263

Long-term debt, less current portion	3,142,125	$110,000	(c)	3,252,125
Deferred tax liabilities	360,304	—		360,304
Other non-current liabilities	12,454	—		12,454
Liabilities held for sale	1,369	(1,369	)(b)	—
Total stockholders’ deficit	(279,307)	(137,292	)(d)	(416,599)

Total liabilities and stockholders’ deficit	$3,687,574	$(29,027)		$3,658,547

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

MEDIACOM COMMUNICATIONS CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS
(In thousands, except per share data)

	Year Ended December 31, 2007
	Historical	Less Adjustments for		Pro Forma
	Consolidated	Transaction(e)		Consolidated

Revenues	$1,293,375	$21,380		$1,271,995

Service costs	$544,072	$10,190		$533,882
SG&A expenses	264,006	4,064		259,942
Depreciation and amortization	235,331	5,205		230,126
Corporate expenses	27,637	—		27,637

Total operating costs	$1,071,046	$19,459		$1,051,587

Operating income	$222,329	$1,921		$220,408

Interest expense, net	$(239,015)	$1,969	(f)	$(240,984)
Loss on derivatives, net	(22,902)	—		(22,902)
Gain on sale of cable systems, net	11,079	—		11,079
Other (expense) income, net	(9,054)	12		(9,066)

(Loss) income before provision for income taxes	(37,563)	3,902		(41,465)
Provision for income taxes	(57,566)	—		(57,566)

Net (loss) income	$(95,129)	$3,902		$(99,031)

Basic weighted average shares outstanding	107,828	28,310	(g)	79,518
Basic (loss) earnings per share	$(0.88)	$0.14		$(1.25)
Diluted weighted average shares outstanding	107,828	28,310	(g)	79,518
Diluted (loss) earnings per share	$(0.88)	$0.14		$(1.25)
See accompanying notes to unaudited pro forma condensed consolidated financial statements.

MEDIACOM COMMUNICATIONS CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS
(In thousands, except per share data)

	Nine Months Ended September 30, 2008
		Less
	Historical	Adjustments for		Pro Forma
	Consolidated	Transaction (e)		Consolidated

Revenues	$1,041,732	$16,822		$1,024,910

Service costs	$434,276	$8,547		$425,729
SG&A expenses	206,064	3,211		202,853
Depreciation and amortization	173,266	3,429		169,837
Corporate expenses	23,000	—		23,000

Total operating costs	$836,606	$15,187		$821,419

Operating income	$205,126	$1,635		$203,491

Interest expense, net	$(163,302)	$1,477	(f)	$(164,779)
Gain on derivatives, net	4,122	—		4,122
Loss on sale of cable systems, net	(170)	—		(170)
Other (expense) income, net	(9,650)	8		(9,658)

Income before provision for income taxes	36,126	3,120		33,006
Provision for income taxes	(43,632)	—		(43,632)

Net (loss) income	$(7,506)	$3,120		$(10,626)

Basic weighted average shares outstanding	95,803	28,310	(g)	67,493
Basic (loss) earnings per share	$(0.08)	$0.11		$(0.16)
Diluted weighted average shares outstanding	95,803	28,310	(g)	67,493
Diluted (loss) earnings per share	$(0.08)	$0.11		$(0.16)
See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Notes:
(a)	Reflects working capital adjustments at closing for the Transaction, including reductions in accounts payable and accrued expenses.

(b)	Represents adjustments to net book values associated with the cable television systems included in the Transaction.

(c)	Represents new indebtedness to fund cash payment under the Transaction. See Note (f).

(d)	Represents (i) 28,309,674 million shares of Class A common stock, multiplied by closing price of $4.92 of such shares as of February 13, 2009, less (ii) approximately $2.0 million pre-tax gain associated with the exchange of cable television systems under the Transaction. Actual pre-tax gain to be recorded in the first quarter of 2009 may vary from this pre-tax gain amount. The pre-tax gain has been excluded from the unaudited pro forma statements of operations because it is a nonrecurring transaction.

(e)	Except for Interest expense, net and shares outstanding and per share amounts, represents adjustments to remove historical revenue and operating expenses associated with the cable television systems included in the Transaction.

(f)	Represents adjustments to Interest expense, net to reflect new borrowings under revolving credit facilities in the amount of $110 million to fund the cash payment under the Transaction. The effective annual interest rate of 1.79% as of February 12, 2009, was applied to the additional indebtedness for the year ended December 31, 2007 and nine months ended September 30, 2008, and was based on the Company’s Eurodollar borrowing rate plus a weighted spread of 1.44%.

(g)	Reflects adjustments to Basic and Diluted average shares outstanding due to the repurchase of 28,309,674 shares of Class A common stock associated with the Transaction, which will be held as treasury shares.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Dated: February 18, 2009

Mediacom Communications Corporation
By:	/s/ Mark E. Stephan
Mark E. Stephan
Executive Vice President and Chief Financial Officer